EXHIBIT 16.1

February 25, 2016

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Medresponse Corp., formerly known as Merecot Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated February 25, 2016 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina, Minnesota 55436

630.277.2330